                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements listed below of our report dated February 20, 2003 relating to the financial statements, which appear in the 2002 Annual Report to the Stockholders of Back Yard Burgers, Inc., which is incorporated by reference in Back Yard Burgers, Inc.'s Annual Report on Form 10-K for the year ended December 28, 2002.

Description                                            Form/Registration Statement Number
-----------                                            ----------------------------------
Back Yard Burgers, Inc.
Incentive Stock Option Plan Of 1993                    Form S-8, No. 333-102737

Back Yard Burgers, Inc.
1995 Incentive Award Plan and 1995 Employee
Stock Purchase Plan                                    Form S-8, No. 33-95180

Back Yard Burgers, Inc.
2002 Equity Incentive Plan                             Form S-8, No. 333-102736





/s/ PricewaterhouseCoopers LLP
------------------------------


Memphis, Tennessee
March 25, 2003